UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 10, 2013

M.D.C. Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8951	84-0622967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification #)

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

(Address of Principal Executive Offices)

(303) 773-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On January 10, 2013, the Company completed the issuance of $250 million of its 6.000% Senior Notes due January 15, 2043 (the “Notes”), in accordance with terms previously announced. The offering was made pursuant to the Company’s registration statement on Form S-3ASR (Registration No. 333-177680), as supplemented by the prospectus supplement dated January 7, 2013. The Notes were issued pursuant to the Indenture dated as of December 3, 2002, among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee, as supplemented by a supplemental indenture dated as of January 10, 2013 (the “Supplemental Indenture”), which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

ITEM 8.01.	OTHER EVENTS

In connection with the offering and sale of the Notes described under Item 2.03 above, Bryan Cave LLP provided the Company with the legal opinion attached as Exhibit 5.1 hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

4.1	Supplemental Indenture dated as of January 10, 2013, among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee (including form of debt security).

5.1	Opinion of Bryan Cave LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: January 10, 2013	By:	/s/ Joseph H. Fretz
Joseph H. Fretz Secretary and Corporate Counsel

Exhibit Index

Exhibit No.	Description

4.1	Supplemental Indenture dated as of January 10, 2013, among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee (including form of debt security).

5.1	Opinion of Bryan Cave LLP.